Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-271871 on Form N-2 of our report dated April 26, 2024, with respect to the financial statements and financial highlights of Nuveen California Select Tax-Free Income Portfolio.

/s/ KPMG LLP

Chicago, Illinois

May 3, 2024